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Exhibit 99.3

CONTACTS:

Investor Contact: Stewart A. Fisher EVP and CFO (978) 570-6820 stewart.fisher@accellent.com	Media Contact Information: Nanette Pietroforte FischerHealth, Inc. (310) 577-7870, ext. 161 npietroforte@fischerhealth.com

Accellent Inc. Stockholders Approve Merger
with an Affiliate of KKR

WILMINGTON, Mass., October 31, 2005—Accellent Inc., the largest provider of integrated contract manufacturing and design services to the medical device industry, today announced that at a special meeting of its stockholders held today in Denver, Colorado, the stockholders of Accellent approved the merger of an affiliate of Kohlberg Kravis Roberts & Co. L.P. (KKR) with and into Accellent. The closing of the transaction is expected to be completed before the end of 2005, and is subject to customary closing conditions, including the obtaining of certain regulatory approvals.

About Accellent

Accellent Inc., through its wholly owned subsidiary Accellent Corp., provides fully integrated contract manufacturing and design services to medical device manufacturers in the cardiology, endoscopy and orthopaedic markets. Accellent has broad capabilities in design and engineering services, precision component fabrication, finished device assembly and complete supply chain management. These capabilities enhance customers' speed to market and return on investment by allowing companies to refocus internal resources more efficiently. For more information, please visit www.accellent.com

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. All statements other than statements of historical facts included in this press release constitute forward-looking statements. These forward-looking statements involve risks and uncertainties. Important factors that can cause actual results to differ materially from the company's expectations are disclosed in the risk factors contained in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 15, 2005 and in subsequent periodic and current reports filed from time to time by the company with the SEC. All forward-looking statements are expressly qualified in their entirety by such risk factors.

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  Exhibit 99.3
Accellent Inc. Stockholders Approve Merger with an Affiliate of KKR